UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/01/2008

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31719

DE	134204626
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

200 Oceangate, Suite 100
Long Beach, CA 90802
(Address of principal executive offices, including zip code)

562 435 3666
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Effective as of January 1, 2008, Molina Healthcare of Ohio, Inc., a health plan subsidiary of the Company, entered into contract amendments with the Ohio Department of Job and Family Services with respect to both the Covered Families and Children (CFC) Medicaid program, and the Aged, Blind or Disabled (ABD) Medicaid program. The amendments replace certain appendices to the existing contracts but otherwise continue them under the same general terms and conditions. In addition, the contract amendment for the ABD Medicaid program only increases the blended per member per month (PMPM) rate under the ABD contract by 2.6% over the existing rate. As of September 30, 2007, there were approximately 123,000 CFC Medicaid members and approximately 15,000 ABD Medicaid members covered under the contracts. Revenues under the two contracts represented approximately 17.4% of the Company's consolidated premium revenues through the first nine months of the 2007 fiscal year.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: January 18, 2008	By:	/s/ Mark L. Andrews
Mark L. Andrews
Chief Legal Officer, General Counsel, and Corporate Secretary